UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024 (October 31, 2024)

Tredegar Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2024, Tredegar Corporation (“Tredegar”) completed the previously announced sale of 100% of the issued and outstanding equity interests of Terphane LLC (“Terphane”) and Terphane Limitada (“Limitada” and together with Terphane, the “Companies”), which together represent the subsidiaries of the Company that had operated Tredegar’s flexible packaging films business headquartered in Brazil (the “Terphane Divestiture”) to Oben US, LLC (f/k/a Packfilm US, LLC) (“Oben US”) and Film Trading Importaçãcao e Representaçãcao Ltda. (“Film Trading” and together with Oben US, “Buyers”) for an aggregate purchase price of $116 million pursuant to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of September 1, 2023, by and among Buyers, the Companies, Tredegar Film Products (Latin America), Inc. (“LatAm”), Terphane Acquisition Corp. II (“Tac II”), TAC Holdings, LLC (“TAC”), Tredegar Investments LLC (“Investments” and together with LatAm, Tac II and TAC, “Sellers”), Tredegar and Oben Holding Group S.A.C (“Oben Parent”).

The Terphane Divestiture is more fully described in Item 1.01 of Tredegar’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 5, 2023, which description is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2024, Tredegar issued a press release announcing the completion of the Terphane Divestiture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Tredegar completed the Terphane Divestiture on November 1, 2024 (and, for accounting purposes, on October 31, 2024).

To facilitate an end-of-month closing for accounting purposes, on October 31, 2024, Sellers, Buyers, the Companies, Oben Parent and Tredegar entered into that certain First Amendment to Purchase and Sale Agreement, dated October 31, 2024 (the “First Amendment”), which amends the Purchase and Sale Agreement to, among other items, provide for a legal closing on November 1, 2024 with an accounting effective time as of 11:59 p.m. Eastern Time on October 31, 2024. Additionally, on November 1, 2024, Tredegar, the Companies and Oben Parent entered into a transition services agreement pursuant to which Tredegar will provide certain payroll, finance, tax and information technology services to support the Companies and Buyers in the ongoing operations of the flexible packaging films business.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 2.2, and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(b) Pro forma financial information.

Unaudited pro forma condensed consolidated financial information of Tredegar reflecting the Terphane Divestiture, including the unaudited pro forma condensed consolidated balance sheet as of June 30, 2024; the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and for each of the years ended December 31, 2023, 2022 and 2021; and notes thereto, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)  Exhibits.

2.1	Purchase and Sale Agreement, dated as of September 1, 2023, by and among Packfilm US LLC, Film Trading Importaçãcao e Representaçãcao Ltda., Terphane LLC, Terphane Limitada, Tredegar Film Products (Latin America), Inc., Terphane Acquisition Corp. II, TAC Holdings, LLC, Tredegar Investments LLC, Tredegar Corporation and Oben Holding Group S.A.C. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-10258) filed September 5, 2023, and incorporated herein by reference)

2.2	First Amendment to Purchase and Sale Agreement, dated October 31, 2024, by and among Oben US, LLC (f/k/a Packfilm US, LLC), Film Trading Importaçãcao e Representaçãcao Ltda., Terphane LLC, Terphane Limitada, Tredegar Film Products (Latin America), Inc., Terphane Acquisition Corp. II, TAC Holdings, LLC, Tredegar Investments LLC, Oben Holding Group S.A.C. and Tredegar Corporation

99.1	Press release issued on November 1, 2024

99.2	Tredegar Corporation Unaudited Pro Forma Condensed Consolidated Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: November 6, 2024	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Vice President, General Counsel and Corporate Secretary